Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 13, 2003	Draper Associates, L.P.

	By:	/s/ TIM DRAPER
Tim Draper Managing Director

Draper Associates, Inc.

	By:	/s/ TIM DRAPER
Tim Draper Managing Director

	By:	/s/ TIMOTHY C. DRAPER
Timothy C. Draper

JABE, LLC

	By:	/s/ TIM DRAPER
Tim Draper Managing Director